Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
American Woodmark Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-213222, 333-214895 and 333-223220) on Form S-8 of our reports dated June 29, 2021, with respect to the consolidated financial statements and financial statement schedule II of American Woodmark Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Richmond, Virginia
June 29, 2021